Electronic Articles of Incorporation
For

P14000056594
FILED
July 01, 2014
Sec. Of State
tchang

LONGWOOD CAPITAL GROUP INC

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

LONGWOOD CAPITAL GROUP INC

Article II

The principal place of business address:

207 JASMINE LANE
LONGWOOD, FL. 32779

The mailing address of the corporation is:

207 JASMINE LANE
LONGWOOD, FL. 32779

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100,000,000

Article V

The name and Florida street address of the registered agent is:

ROY J MEADOWS
207 JASMINE LANE
LONGWOOD, FL. 32779

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: ROY J MEADOWS

P14000056594
FILED
July 01, 2014
Sec. Of State
tchang

Article VI

The name and address of the incorporator is:

ROY J MEADOWS
207 JASMINE LANE

LONGWOOD, FL 32779

Electronic Signature of Incorporator: ROY J MEADOWS

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
ROY J MEADOWS
207 JASMINE LANE
LONGWOOD, FL. 32779

Article VIII

The effective date for this corporation shall be:

07/01/2014